Exhibit 5.1

A&L Goodbody Solicitors  International Financial Services Centre  North Wall Quay  Dublin 1

Tel: +353 1 649 2000 Fax: +353 1 649 2649 email: info@algoodbody.com website: www.algoodbody.com  dx: 29 Dublin

Our ref RML 01420150	Your ref	Date July 28, 2017

Nabriva Therapeutics plc
25-28 North Wall Quay
Dublin 1
Ireland

Nabriva Therapeutics plc (the Company)

Dear Sirs

We have acted as Irish Counsel for the Company, a public limited company incorporated under the laws of Ireland, in connection with its filing with the U.S. Securities and Exchange Commission (the Commission) of Post-Effective Amendment No. 1 (the Post-Effective Amendment) to the Registration Statement on Form S-8 filed by Nabriva Therapeutics AG (the Predecessor), an Austrian stock corporation and the former publicly traded parent of the Nabriva group of companies (the Nabriva Group), with the Commission on November 18, 2015 (File No. 333-208097) (the Registration Statement) under the Securities Act of 1933, as amended. The Company is filing the Post-Effective Amendment as the successor registrant to the Predecessor in connection with the Company becoming the ultimate holding company of the Nabriva Group (the Redomiciliation).  The Registration Statement, as amended by the Post-Effective Amendment, relate to the registration by the Company, as successor issuer to the Predecessor, of up to 2,016,320 ordinary shares of the Company, nominal value $0.01 per share (the Ordinary Shares), issuable under equity plans of the Predecessor that the Company has assumed in connection with the Redomiciliation.

The plans and awards under which the Ordinary Shares are issuable are as follows:

•                  Nabriva Therapeutics AG Stock Option Plan 2007 (as amended and restated and assumed by the Company)

•                  Nabriva Therapeutics AG Stock Option Plan 2015 (as amended and restated and assumed by the Company)

(hereinafter together referred to as the Plans, including any amendments, restatements or sub-plans thereof).

In connection with this Opinion, we have reviewed copies of such corporate records of the Company as we have deemed necessary as a basis for the opinion hereinafter expressed. In rendering this opinion, we have examined and have assumed the truth and accuracy of the contents of such documents and certificates of officers of the Company and of public officials as to factual matters and have conducted such searches in public registries in Ireland as we have deemed necessary or appropriate for the purposes of this opinion but have made no independent investigation regarding such factual matters. In our examination we have assumed the truth and accuracy of the information contained in such documents, the genuineness of all the signatures, authenticity of all documents submitted to us as

Dublin Belfast London New York San Francisco Palo Alto

P.M. Law	L.A. Kennedy	K.A. Feeney	G. O’Toole	S. O’Croinin	A.M. Curran	P.M. Murray	M. Coghlan	K. Ryan	R. Lyons	J. Williams
C.E. Gill	S.M. Doggett	M. Sherlock	J.N. Kelly	J.W. Yarr	A. Roberts	N. Ryan	D.R. Francis	E. Hurley	J. Sheehy	A. O’Beirne
E.M. FitzGerald	B. McDermott	E.P. Conlon	N. O’Sullivan	D.R. Baxter	M. Dale	P. Walker	A. Casey	G. Stanley	C. Morrissey	M.D. Cole
J. G. Grennan	C. Duffy	E. MacNeill	M.J. Ward	A. McCarthy	R.M. Moore	K. Furlong	B. Hosty	D. Dagostino	C. McLoughlin	G. Conheady
J. Coman	P.V. Maher	K.P. Allen	A.C. Burke	J.F. Whelan	D. Main	P.T. Fahy	M. O’Brien	E. Keane	C. Carroll	J. Dallas
P.D. White	S. O’Riordan	E.A. Roberts	D. Widger	J.B. Somerville	J. Cahir	M. Rasdale	K. Killalea	C. Clarkin	S.E. Carson	S.M. Lynch
V.J. Power	M.P. McKenna	C. Rogers	C. Christle	M.F. Barr	M. Traynor	D. Inverarity	L. Mulleady	R. Grey	P. Diggin	M. McElhinney

Consultants: J.R. Osborne S.W. Haughey Professor J.C.W. Wylie A.F. Browne M.A. Greene A.V. Fanagan J.A. O’Farrell I.B. Moore

originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents.

We have further assumed:

1.                                      that as of today’s date and at each time Ordinary Shares are issued, none of the resolutions and authorities of the shareholders or directors of the Company upon which we have relied have been varied, amended or revoked in any respect or have expired and that the Ordinary Shares will be issued in accordance with such resolutions and authorities and the terms of the Plans;

2.                                      that at each time Ordinary Shares will be issued, the Company will then have sufficient authorised but unissued share capital to allow for the issue of such Ordinary Shares;

3.                                      that any issue of Ordinary Shares pursuant to the Plans will be paid up in consideration of the receipt by the Company prior to, or simultaneously with, the issue of the Ordinary Shares of cash at least equal to the nominal value of such Ordinary Shares and that where Ordinary Shares are issued under a Plan without the requirement for the payment of cash consideration by or on behalf of the relevant beneficiary, then such shares shall either be fully paid up by the Company or one of its subsidiaries within the time permitted by Section 1027 of the Companies Act 2014 of Ireland (the Act) (and, in the case of the Company or a subsidiary incorporated in Ireland, in a manner permitted by Section 82(6) and 1043 of the Act) or issued for consideration as set out in Section 1028(2) of the Act;

4.                                      that the filing of the Post-Effective Amendment with the Commission has been authorised by all necessary actions under all applicable laws other than Irish law;

5.                                      that when filed with the SEC, the Post-Effective Amendment will not differ in any material respect from the drafts that we have examined;

6.                                      that at the time of the grant by any committee of the board of directors of the Company, or any other duly authorised representative of the Company, of an award or other allotment and issue of an Ordinary Share under the Plans, that such committee has been duly constituted and remains a duly constituted committee of the board of directors of the Company having the necessary powers and authorities to grant awards and issue the Ordinary Shares and in the case of an authorised representative, that such person has the necessary powers and authorities to grant awards and issue the Ordinary Shares; and

7.                                      the absence of fraud on the part of the Company and its respective officers, employees, agents and advisors.

Having made such further investigation and reviewed such other documents as we have considered requisite or desirable, subject to the foregoing and to the within qualifications and assumptions, and provided that the Registration Statement, as amended by the Post-Effective Amendment, has become effective, we are of the opinion that the Ordinary Shares have been duly authorised and, when issued (and, if required, paid for in either cash or services or otherwise) in accordance with the Plans and the options or other equity awards granted or to be granted thereunder, will be validly issued, fully paid and not subject to calls for any additional payments (“non-assessable”) (except for Ordinary Shares issued pursuant to deferred payment arrangements, which shall be fully paid upon the satisfaction of such payment obligations).

In rendering this opinion we have confined ourselves to matters of Irish law. We express no opinion on any laws other than the laws of Ireland (and the interpretation thereof) in force as at the date hereof. This Opinion speaks only as of its date. We are not under any obligation to update this Opinion from time to time, nor to notify you of any change of law, facts or circumstances referred to or relied upon in the giving of this Opinion.

This Opinion is given solely for the benefit of the addressee of this Opinion and may not be relied upon by any other person without our prior written consent, provided, however, that it may be relied upon by persons entitled to rely on it pursuant to applicable provisions of US federal securities laws.

This Opinion is also strictly confined to the matters expressly stated herein and is not to be read as extending by implication or otherwise to any other matter.

We hereby consent to the filing of this Opinion with the Commission as an exhibit to the Post-Effective Amendment.

The Opinion is governed by and construed in accordance with the laws of Ireland.

Yours faithfully

/s/ A&L Goodbody

A&L Goodbody